Exhibit 99.1

American Spectrum Realty Reports Year End Results; Rental Revenues Increased 13.0% for Year; Portfolio Refocus Continues: Texas,
California, Arizona are Target Markets

    HOUSTON--(BUSINESS WIRE)--March 21, 2005--

 Acquired Six Office Properties in Houston Area and Divested Fourteen
                 Non-Core Properties in Last Two Years

    American Spectrum Realty Inc. (AMEX:AQQ), a real estate investment and management company headquartered in Houston, announced today its results for the fourth quarter and year ended Dec. 31, 2004, further reflecting the continuation of the Company's strategy to refocus and strengthen its property portfolio.
    For the year ended Dec. 31, 2004, the Company recorded rental revenue of $26.9 million compared with $23.8 million for the 2003 year. The increase of $3.1 million, or 13.0%, was attributable to (i) $2,273,000 in revenue generated from six office properties acquired in May 2003 through October 2004, (ii) higher revenues of $637,000 for properties owned on Dec. 31, 2004 and 2003 ("Same Properties") and
(iii) a $196,000 payment received from the owner of a neighboring property for past use of common parking areas. The increase in Same Properties revenue was primarily attributable to an increase in occupancy, particularly to an office property located in San Diego. For 2004 revenue included results from six office properties, located in the Houston area, acquired during 2003 and 2004. Rental revenue from the acquired properties was included in the Company's results since their respective dates of acquisition. The weighted average occupancy of the Company's properties held for investment increased to 88% at Dec. 31, 2004 from 85% at Dec. 31, 2003.
    Rental revenues for 2004 and 2003 do not include revenues from fourteen non-core properties sold in these years. In accordance with generally accepted accounting principles, the results of operations of the acquired properties are included in the Company's results since acquisition and the results of the properties sold are included in the Company's financial statements as discontinued operations.
    Net loss for the year ended Dec. 31, 2004 was $9.1 million, or $5.87 per share, compared with a net loss of $14.3 million, or $9.67 per share, for the 2003 year.
    The Company expended $4.5 million and $3.8 million for capital improvements to real estate assets for the year ended Dec. 31, 2004 and 2003, respectively. The operating loss and capital improvements to real estate assets were funded by property sales and refinancing activities. Results for 2004 and 2003 reflect the following non-cash items (in thousands):

                                               Year Ended December 31,
                                                   2004        2003
                                               ----------- -----------
Non-Cash Charges:
Depreciation and amortization from real
 estate held for investment                       $10,433      $8,641
Mark-to-market adjustments on interest rate
 protection agreements                                  -         162
Deferred compensation expense                         101         332
Deferred income tax expense                             -         278
Net loss on extinguishment debt                       729         145
                                               ----------- -----------
Total Non-Cash Charges                             11,263       9,558

Non-Cash Items:
Deferred income tax benefit                        (2,222)          -
Deferred rental income                               (525)       (628)
Minority interest                                  (1,299)     (2,124)
Interest on receivable from principal
 stockholders                                         (66)        (57)
Amortization of loan premiums                        (515)       (490)
Amortization of note receivable discount              (58)        (17)
Mark-to-market adjustments on interest rate
 protection agreements                                (65)          -
                                               ----------- -----------
Total Non-Cash Items                               (4,750)     (3,316)


    William J. Carden, president of American Spectrum, commented, "American Spectrum Realty Inc. continued to divest non-strategic assets and acquire value-added projects in our core markets during 2004. Our goal is to continue this strategy in 2005 as we strive to lower our operating costs and expand our portfolio in each of our core markets."
    He added, "The recent Real Estate Forecasts indicate that our core markets of Texas, Southern California and Arizona will continue to expand in job growth in 2005 thus helping to increase rental and occupancy rates for our properties. We will continue to seek value added real estate projects in each of these core markets."
    Rental revenue from real estate held for investment totaled $7.0 million for the fourth quarter 2004, compared with $6.3 million for the same prior-year quarter. Again, this increase primarily resulted from the previously outlined increase in occupancy, in addition to revenue related to acquired properties.
    Fourth quarter 2004 net income was $0.6 million, or $0.40 per common share, versus a net loss of $1.6 million, or $1.04 per share, for fourth quarter 2003. Results for the fourth quarter 2004 and 2003 reflect the following non-cash items:

                                                     Three Months
                                                   Ended December 31,
                                                    2004       2003
                                                 ---------- ----------
Non-Cash Charges:
Depreciation and amortization from real estate
 held for investment                                $2,794     $2,340
Deferred compensation expense                           18         99
Minority interest                                       91          -
Net loss on extinguishment of debt                       -        145
Deferred income tax expense                              -        278
                                                 ---------- ----------
Total Non-Cash Charges                               2,903      2,862

Non-Cash Items:
Deferred income tax benefit                         (2,222)         -
Deferred rental income                                 (78)      (323)
Minority interest                                        -       (279)
Net gain on extinguishment of debt                     (98)         -
Mark-to-market adjustments on interest rate
 protection agreements                                   -        (40)
Interest on receivable from principal
 stockholders                                          (16)       (18)
Amortization of loan premiums                          (97)      (128)
Amortization of note receivable discount                 -        (17)
                                                 ---------- ----------
Total Non-Cash Items                                (2,511)      (805)


    The share and per share data in this press release and tables to follow have been adjusted to reflect the one-for-four reverse split of common stock which was approved by the stockholders on Feb. 27, 2004 and became effective March 2, 2004.
    American Spectrum Realty Inc. is a real estate investment and management company that owns 24 office, industrial, apartment and retail properties aggregating over 2.2 million square feet in California, Texas, Arizona, South Carolina and the Midwest. Publicly traded on the American Stock Exchange since November 2001, American Spectrum Realty's business plan focuses on expansion of office and industrial property investments in California, Texas and Arizona.
    Certain matters discussed in this release are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including the risks and uncertainties of acquiring, owning, operating and disposing of real estate. Such risks and uncertainties are disclosed in the Company's past and current filings with the U.S. Securities and Exchange Commission.

                      - Financial Tables Follow -

                     AMERICAN SPECTRUM REALTY INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
           (Dollars in thousands, except per share amounts)

                            Three Months Ended    Twelve Months Ended
                                December 31,         December 31,
                           --------------------- ---------------------
                              2004       2003       2004       2003
                           --------------------- ---------------------
REVENUES:
Rental revenue                $7,029     $6,326    $26,923    $23,817
Interest and other income         24         62        235        139
                           ---------- ---------- ---------- ----------
    Total revenues             7,053      6,388     27,158     23,956
                           ---------- ---------- ---------- ----------

EXPENSES:
Property operating expense     2,797      2,420     10,582      9,358
General and administrative       887      1,849      4,438      6,801
Depreciation and
 amortization                  2,794      2,340     10,433      8,641
Interest expense               3,084      2,769     11,996     10,139
                           ---------- ---------- ---------- ----------
    Total expenses             9,562      9,378     37,449     34,939
                           ---------- ---------- ---------- ----------

OTHER INCOME (LOSS):
Net gain (loss) on
 extinguishment of debt           98       (145)      (729)      (145)
                           ---------- ---------- ---------- ----------
Total other income (loss)         98       (145)      (729)      (145)
                           ---------- ---------- ---------- ----------
Net loss before deferred
 income tax benefit
 (expense), minority
 interest and discontinued
 operations                   (2,411)    (3,135)   (11,020)   (11,128)

Deferred income tax
 benefit (expense)             2,222       (278)     2,222       (278)
                           ---------- ---------- ---------- ----------
Net loss before minority
 interest and discontinued
 operations                     (189)    (3,413)    (8,798)   (11,406)

Minority interest                (91)       279      1,299      2,124
                           ---------- ---------- ---------- ----------
Net loss before
 discontinued operations        (280)    (3,134)    (7,499)    (9,282)

Discontinued operations:
  Loss from discontinued
   operations                    (96)      (374)      (295)    (1,762)
  Gain (loss) on sale of
   discontinued operations         -        261     (2,298)     2,540
  Impairment of real estate
   assets                          -          -          -     (7,500)
  Income tax benefit             985      1,656        985      1,656
                           ---------- ---------- ---------- ----------
    Income (loss) income
     from discontinued
     operations:                 889      1,543     (1,608)    (5,066)
                           ---------- ---------- ---------- ----------
      Net income (loss)         $609    $(1,591)   $(9,107)  $(14,348)
                           ========== ========== ========== ==========
Basic and diluted per
 share data:
  Net loss before
   discontinued operations    $(0.18)    $(2.04)    $(4.83)    $(6.26)
  Income (loss) from
   discontinued operations      0.58       1.00      (1.04)     (3.41)
                           ---------- ---------- ---------- ----------
  Net income (loss)            $0.40     $(1.04)    $(5.87)    $(9.67)
                           ========== ========== ========== ==========
Basic weighted average
 shares used               1,534,846  1,537,152  1,551,189  1,483,675


                                           December 31,  December 31,
                                               2004           2003
                                           ------------- -------------

    Real estate held for investment, net     $168,531      $165,991
    Cash                                          589         2,937
    Total assets                              187,545       208,003
    Notes payable, net of premiums            149,589       142,008
    Total liabilities                         170,626       180,259
    Total stockholders' equity                 11,427        20,435


    CONTACT: American Spectrum Realty Inc., Houston
             William J. Carden, 713-706-6200